ADVANCED MEDICAL PRODUCTS INC.
                                  6 Woodcross Drive
                          Columbia, South Carolina   29212


                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON DECEMBER 12, 1996



To Our Stockholders:

         Notice is hereby given that the Annual Meeting of Stockholders of ADVANCED MEDICAL PRODUCTS INC. (the
"Company") will be held at the Company's facility at 6 Woodcross
Drive, Columbia, South Carolina, on Thursday, December 12, 1996, at 10:00 a.m. local time (the "Annual Meeting"), for the following purposes:

         1. To elect six directors to serve on the Company's Board of Directors until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified as provided in the Company's By-Laws;

         2. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock
                   from    5,000,000 to 7,000,000.

         3.        To confirm and ratify the engagement of BDO
                   Seidman as the Company's independent auditors for the fiscal year ending June 30, 1997; and

         4. To transact such other and further business as may properly come before the Annual Meeting or any adjournment(s) thereof.

         Only holders of record of the Company's Common Stock at the close of business on October 18, 1996 will be entitled to vote.

         A proxy statement and proxy are enclosed herewith. If you are unable to attend the meeting in person you are urged to sign, date and promptly mail the enclosed proxy so that your shares will be represented at the meeting. If you attend the meeting in person, you may withdraw your proxy and vote your shares.
                                                        By Order of the Board
of Directors



                                                        Deborah Riente,
Secretary

                           ADVANCED MEDICAL PRODUCTS INC.
                                  6 Woodcross Drive
                          Columbia, South Carolina   29212


                                   PROXY STATEMENT


         This Proxy Statement is furnished in connection with the solicitation of proxies for use at the annual meeting (the "Annual Meeting") of stockholders of Advanced Medical Products Inc. (the "Company"), to be held at the Company's facilities at 6 Woodcross Drive, Columbia, South Carolina on Thursday, December 12, 1996 at 10:00 a.m., and at any adjournments thereof. The accompanying proxy is solicited by the Board of Directors of the Company and is revocable by the stockholder by notifying the Company's secretary at any time before it is voted, or by voting in person at the Annual Meeting. This proxy statement and accompanying proxy will be distributed to stockholders beginning on or about November 11, 1996.


                        OUTSTANDING SHARES AND VOTING RIGHTS

         Only stockholders of record at the close of business on October 18, 1996, are entitled to receive notice of, and vote at the Annual Meeting. At the close of business on that date, the Company had 4,812,496 shares of Common Stock outstanding and entitled to vote. A majority, or 2,406,248 of these shares, will constitute a quorum for the transaction of business. Each share of Common Stock is entitled to one vote on all matters. No other class of securities will be entitled to vote at the meeting.

         The nominees receiving the highest number of votes cast by the holders of Common Stock will be elected as the Company's directors. The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal No. 2, 3 and 4.

         Solicitation of proxies may be made personally or by telephone, telegraph or mail by officers and employees of the Company who will not be additionally compensated therefor. The Company will request persons, such as brokers, nominees and fiduciaries, holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy materials to their principals and request authority for the execution of the proxy and will reimburse such persons for their expenses in so doing. Certain agents of the Company may assist in mailing proxy material for consideration consisting only of reimbursement of mailing expenses or related costs. The total cost of soliciting proxies will be borne by the Company.

Certain Relationships and Related Transactions

         On January 12, 1996 Carolina Medical, Inc., a privately held medical device manufacturing company located in King, North
Carolina, purchased 750,000 shares or 21.81% of Advanced Medical
Products authorized but unissued common stock for $150,000.
BIOTEL International, Inc., a holding company that owns a majority interest in Carolina Medical's stock, purchased an additional 1,400,000 shares of Advanced Medical's common stock on March 29, 1996 for $280,000. As a result of these stock purchases, BIOTEL International beneficially owns an aggregate of 2,150,000 shares, or 44.67%, of the Company's common stock.

         In addition, Advanced Medical entered into a Licensing Agreement with Carolina Medical to utilize the technology embodied in Advanced Medical's Ultra PCI portable hand-held ultrasound product line for other applications that will not be directly competitive with Advanced Medical's current portable applications.

         Ronald G. Moyer, Chairman and Chief Executive Officer of Carolina Medical Inc. and C. Roger Jones, President of Carolina Medical were appointed to the Company's Board of Directors on January 12, 1996. L. John Ankney and David A. Heiden, outside directors, were appointed to the Company's Board of Directors on January 25, 1996, and were elected to the Company's Board of Directors, as were Ronald G. Moyer, C. Roger Jones, James H. Brown and George L. Down, at the Company's annual meeting on April 11, 1996.

         Clarence P. Groff resigned effective January 12, 1996 as the Company's President, Treasurer, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and member of the Company's Board of Directors. Ronald G. Moyer was elected as the Company's President and Treasurer at a meeting of the Board of Directors on January 25, 1996. During the course of 1996, Mr.
Groff will be paid the sum of $75,000 in severance, in addition to past due accrued salary and expenses, and his health insurance premium will be paid by the Company. His employment contract has been terminated and he has agreed not to compete with the Company before January 1, 1998.

                                VOTING SECURITIES AND
                              PRINCIPAL HOLDERS THEREOF

         The following table sets forth, as of the Record Date, certain information concerning beneficial ownership of the Company's Common Stock by (i) each person known to the Company to own 5% or more of the Company's Common Stock, (ii) each director of the Company and (iii) all directors and officers of the Company as a group.

                                      Amount and Nature            Percent
                                      of
Name & Address                  of Beneficial Ownership (1)                Class
(2)

BIOTEL International                  2,150,000 (3)
44.67%
6 Woodcross Drive
Columbia, SC  29212

Ronald G. Moyer                        2,150,000 (3)
44.67%
6 Woodcross Drive
Columbia, SC 29212

Carolina Medical Inc.                         750,000 (4)
15.58%
157 Industrial Drive
King, NC 27021

C. Roger Jones                             750,000 (4)
15.58%
157 Industrial Drive
King, NC  27021

Clarence P. Groff                          616,666
12.81%
231 N. Woodlake Dr.
Columbia, SC 29223


Steven Berkowitz, M.D.                  264,200
5.49%
22 Malke Drive
Wayside, NJ  07712

George L. Down                           196,766 (5)
4.08%
6 Woodcross Drive
Columbia, SC 29212

James H. Brown                           162,058 (6)
3.36%
6 Woodcross Drive
Columbia, SC 29212

Officers and Directors as            2,632,248 (3),(5),(6),(7)
54.69%
 a Group (of 4 persons)


(1) As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days.

(2) Does not give effect to the issuance of up to 115,000 shares in the event of exercise of outstanding qualified and non-qualified stock options (except to the extent Securities and Exchange Commission rules require the table to give effect to the issuance of such shares).

(3) Ronald G. Moyer as Chairman and controlling shareholder of BIOTEL International Inc., a holding company which also owns voting control of Carolina Medical, may be deemed to be beneficial owner of shares owned by both Carolina Medical and BIOTEL by virtue of his control over the voting power of those shares.

(4) C. Roger Jones as President and Director of Carolina Medical, may be deemed to be beneficial owner of the shares owned by Carolina Medical Inc. by virtue of the control over the voting power of those shares.
(See "Description of Business".)

(5) Includes (i) 14,976 shares owned of record by the Helen L. Down Trust (Helen Down is the mother of Mr. Down), for which Mr. Down serves as trustee and (ii) 19,576 shares owned of record by members of Mr. Down's family, which shares are subject to voting proxies held by Mr. Down.

(6) Includes 1,000 shares issuable in the event of exercise of currently exercisable stock options.
Also includes (i) 2,342 shares owned of record by the spouse of Mr. Brown and
(ii) 11,900 shares owned of record by Mr. Brown's sister-in-law, which shares are subject to a voting proxy held by Mr. Brown.

(7) Includes 52,924 shares beneficially owned by the Secretary of the Company and 70,500 shares issuable in the event of exercise of currently exercisable stock options granted to such officer.


                                                     PROPOSAL NO. 1
                                                   ELECTION OF DIRECTORS

          At the Annual Meeting, six directors will be elected to serve on the Company's Board of Directors until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified as provided in the By-Laws.

          Ronald G. Moyer, L. John Ankney, James H. Brown, George L. Down, David A. Heiden and C. Roger Jones will be nominated at the Annual Meeting for election to the Board of Directors, and each has consented to serve as such, if elected. In order to be elected, each such nominee must receive the affirmative vote of a plurality of stock having voting power and present at the Annual Meeting.

                                                  Background of Directors

          Set forth below is information concerning each of the Company's executive officers and each nominee to become a director.

   Name             Age                Position
Ronald G. Moyer     60   President, Chief Executive Officer, Treasurer and
                         Chairman of the Board since January 1996.

L. John Ankney      67   Director since Janaruy 1996.

James H. Brown      48   Vice President and Director since September 1986,
                         Assistant Secretary since August 1992.

George L. Down      56   Vice President since April 1996 and Director since
                         September 1986.

David A. Heiden     48   Director since January 1996.

C. Roger Jones      56   Director since January 1996.

Deborah Riente      41   Vice President since December 1993 and Secretary
                         since August 1992.

          Ronald G. Moyer is the President, Treasurer and Chairman of the Board of the Company. Since 1992 he has been the Chief Executive Officer and Chairman of Carolina Medical Inc., a manufacturer of medical instruments. From 1991 to 1992 he served as Director of Mergers and Acquisitions for Dominion Holdings Group, a Merchant Bank. From 1989 to 1991 he served as Executive Vice President and Chief Operating Officer of CXR Corporation, an AMEX listed company. Prior to that time since 1969 he was the President, Chief Executive Officer and Chairman of the Board of Digilog, Inc., a NASDAQ listed public company. He received an MS in Aerospace Engineering from Drexel University in 1963 and completed the Harvard Business School Small Corporation Management Program in 1981.

          L. John Ankney served as President and Director from 1970 to 1993 for Transnational Electronic and Funding Corporation, an investment, venture capital, and management consulting company. From 1968 to 1970 he was Senior Vice President at Computer Leasing Company, and prior to that time he was President and Director for Holland Associates. Mr. Ankney served as a director of Digilog, Inc. from 1974 to 1989.

          James H. Brown is Vice President, Assistant Secretary and a Director of the Company and currently supervises the Company's product development, international sales and OEM sales functions. Mr. Brown received his Master of Science degree in electrical engineering from

Polytechnic Institute of New York in 1975 and a Bachelor of Science degree in physics from Georgia Tech in 1970. Mr. Brown devotes his full-time to the business of the Company.

          George L. Down is Vice President and a Director of the Company and currently oversees the Company's marketing functions. Until December 1992, and for more than the preceding five years, he served as the president of Design Realizations, Ltd. ("DRL"), a closely held corporation founded by Mr. Down, which performed design and packaging services for a variety of companies. Mr. Down received a Bachelor of Science in Industrial Design degree from Syracuse University in 1964. Mr. Down devotes his full time to the affairs of the Company.

          David A. Heiden, is President and CEO of Urological Care America, Inc., a company focused on enhancing the practice of urology in the managed care environment. He served as President and CEO of Lithotripter
Technologies of the Americas from 1985 to 1988. Prior to that he was Vice President of Marketing and Sales for Dornier Medical Systems.

          C. Roger Jones, has served as President and Chief Operating Officer of Carolina Medical since 1985. From 1970 to 1985, he was Vice President of Sales & Marketing. He has been with Carolina Medical since 1961. He has served as Chairman for Eagle Golf Ball Company, Inc. since 1988.

          Deborah Riente is Vice President of the Company and currently oversees corporate administration. From July 1991 to July 1992, Ms. Riente was the Company's Human Resources Manager, and from 1987 to July 1991, served as an administrative assistant to the Company's president. Ms. Riente devotes her full-time to the business of the Company.

          The Company's Board of Directors is comprised of Messrs. Moyer, Ankney, Brown, Down, Heiden and Jones. The term of office of each Director commences on the date of the Company's Annual Meeting of Stockholders, and continues for one year thereafter, or until his successor is duly elected and qualified.

          Directors do not receive compensation for their services as such, but are and will be reimbursed for their reasonable out-of-pocket expenses incurred in their capacities as members of the Board of Directors.

          The ownership of the Company's Common Stock by each of the foregoing nominees is set forth above under the caption "Voting Securities and Principal Holders Thereof".

                                 The Board of Directors recommends a vote FOR
                                            the election
                                            of each of the nominated Directors.


                                Board of Directors' Meetings and Committees

          During the fiscal year ended June 30, 1996, the Board of Directors held a total of five (5) meetings. No director then in office attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board held during the period he has been a director and (ii) the total number of meetings held by all committees of the Board on which such director served during such period.

          With the addition of four new Directors, the Company has initiated an Audit Committee comprised of Mr. Heiden as Chairman, with Mr. Ankney as a member. The Audit Committee will exercise the following powers:
(1) nominate the independent auditors of the Company to be approved by the Board of Directors; (2) meet with the independent auditors to review the annual audit; (3) assist the full Board in evaluating the auditor's performance; and (4) review internal audit and control procedures, related party transactions and, where appropriate, potential conflict of interest situations.

          A Compensation Committee has also been initiated. Mr. Ankney is Chairman and Mr. Heiden is a member. The Compensation Committee will set up and administer the Company's salary, cash bonus, stock and other compensation plans for the Company's officers. Additionally, the Compensation Committee administers the Company's Employee Stock Purchase Plan and other stock benefit plans for officers and employees.

          It is anticipated that immediately following the Annual Meeting, the Board of Directors will hold a meeting of the Board of Directors. At such meeting, it is anticipated that the current officers of the Company will be re-elected to serve in their present capacities until the next annual meeting of the Board of Directors or until their successors are duly elected and qualified.


                                                  Executive Compensation

          The following table discloses certain summary information concerning the compensation paid to the Company's Chief Execxutive Officer for services rendered in all capacities to the Company for the two fiscal years in the period ended June 30, 1996. No other officer other than the Chief Executive Officer had a total annual salary and bonus in excess of $100,000.


                                                SUMMARY COMPENSATION TABLE


                                             Long Term

                                             Compensation
             Annual Compensation             Awards


Name         Fiscal                Other                All Other
and           Year                Annual                Compensa-
Principal     Ended Salary Bonus Compensation Option    tion
Position    June 30  ($)    ($)    ($)         (#)        ($)
Clarence P.
Groff(1)      1996  72,810  -0-    -0-         -0-      150,579(A)
 Former Chief 1995 127,828  -0-    28,616 (A)  -0-         -0-
 Executive Officer

Ronald G.
Moyer(2)      1996  39,367  -0-     -0-        -0-         -0-
Chief Executive
  Officer
______________________

(A)       Amounts reported reflect the dollar value of the following:



               Employer
               Contributions
Named          Under Profit Severance Car      Performance Interest Debt
Executive Year Sharing Plan Package   Allowance Plan       Free    Forgiveness
Officer                                                    Loan
Clarence P.
Groff     1996   -0-         85,040   539       -0-        -0-      65,000
          1995   1,416       -0-    5,250      12,120      296       9,534


(1)  Resigned as Chief Executive Officer effective January 12, 1996
(2)  Elected Chief Executive Officer effective January 25, 1996

Employment Agreements

          Effective July 1, 1992, the Company entered into executive employment agreements with Clarence P. Groff and James H. Brown. Effective January 1, 1993, the Company entered into an employment agreement with George
L. Down. As of year end June 30, 1995 and continuing until January 26, 1996, these employment agreements were in effect. However, coincident with the investment by Carolina Medical, and the resulting change in control, all employment agreements have been terminated.


Performance Plan

         The Company instituted a Quarterly Performance and Salary Adjustment Plan (the "Performance Plan") for key management and administrative personnel. Pursuant to the Performance Plan, the employee's salary was reviewed on a quarterly basis and could be increased, up to a maximum of 25% of base salary, in accordance with a formula based upon achieving certain objectives and goals previously agreed to by the Company and the employee. Effective January 19, 1996, this plan was terminated.


Limitation on Liability of Directors; Indemnification

          The Company's Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its shareholders for monetary damages for breach of the fiduciary duty of care as a director, including breaches which constitute gross negligence. However, this provision does not eliminate or limit the liability of a director of the Company (i) for breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends or unlawful stock repurchases or redemptions), (iv) for gaining a financial profit or other personal advantage to which he or she was not entitled or (v) for breaches of a director's responsibilities under the Federal securities laws.


                                                     PROPOSAL NO. 2
                     PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                 OF THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED SHARES
                                   OF COMMON STOCK

          The Board of Directors has approved and recommends for stockholder approval an amendment to the Company's Certificate of Incorporation to make available for issuance additional shares of Common Stock. At present, the Company has authority to issue up to 5,000,000 shares of Common Stock at $.01 par value. As of October 18, 1996, 4,812,496 shares of Common Stock were issued and outstanding. On March 31, 1996 the Board of Directors approved the sale of 300,000 shares of common stock to Nishimoto Sangyo at $.34 a share in exchange for $102,000 and 113 shares of Preferred Stock at $1,000 a share in exchange for $113,000, which together offsets the $215,000 which the Company owed Nishimoto for past due dividends and interest on the 2000 shares of Preferred Stock owned by Nishimoto. The additional 113 shares of Preferred Stock have been issued. Issuance of the foregoing shares of common and preferred stock do not result in preeminent rights for remaining shareholders.

          It is therefore proposed to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 5,000,000 to 7,000,000. The proposed amendment does not affect any terms or rights of the outstanding stockholders.

          The text of the proposed amendment is set forth below:

          RESOLVED, that the first sentence of the Article numbered "Fourth" in the Certificate of Incorporation of the Company, as amended, be deleted and the following inserted in lieu:

          "Fourth: The aggregate number of shares which the Company shall have authority to issue is 7,004,000 shares, of which 7,000,000 shares shall be common stock, all of which shall have a par value of $0.01, amounting in the aggregate to $70,000.00, and 4,000 shares shall be Class A Preferred Stock all of which shall have no par value."

          Final issuance of the 300,000 shares of Common Stock of the Company to Nishimoto shall be expressly contingent upon the Company receiving stockholder approval to increase the number of authorized shares of Common Stock as set forth herein. If the shares are not issued, the Company is obligated to repay in full the unpaid dividend of $102,000 and interest thereon at 10 percent. Approval of the proposed amendment requires the affirmative vote of a majority of the Company's outstanding shares.

                              The Board of Directors recommends a vote FOR
                                                      this proposal.


                                                      PROPOSAL NO. 3
                                    RATIFICATION OF ENGAGEMENT OF AUDITORS

          Financial Statements of the Company are contained in the Company's Annual Report for the fiscal year ended June 30, 1996, a copy of which is delivered to Stockholders herewith. Such Financial Statements were audited by BDO Seidman, the Company's independent public accountants.

          At the Annual Meeting, Stockholders will be requested to confirm and ratify the appointment of BDO Seidman as the Company's independent auditors for the fiscal year to end June 30, 1997. The Board of Directors recommends that Stockholders confirm and ratify the appointment of BDO Seidman. Confirmation and ratification requires the affirmative vote of a majority of stock having voting power present at the meeting.

          Representatives of BDO Seidman are expected to be present at the Annual Meeting to respond to stockholder questions, and will be given an opportunity to address the Stockholders, if they so desire.

               The Board of Directors recommends a vote FOR the ratification of BDO Seidman as the Company's principal independent accountants.


                                          RIGHTS OF DISSENTING STOCKHOLDERS

          There are no rights of appraisal or similar rights of dissenters with respect to any matter proposed to be acted upon at the Annual Meeting.

                                                   OTHER PROPOSED ACTION

          The only business which the Board of Directors intends to present to the Annual Meeting are the proposals set forth above. The Board of Directors is not aware at the time of solicitation of the enclosed proxy of any other matter which may be presented for action at the meeting. In the event that any other matter should come before the meeting for action, the enclosed proxy will be voted in such manner as the named proxies determine in accordance with their best judgment.


                                                       SUBMISSION OF
                                               PROPOSALS BY SECURITY HOLDERS

          The Company's next Annual Meeting of Stockholders has tentatively been scheduled to take place on December 11, 1997. Stockholders who intend to present proposals for consideration at the next Annual Meeting of Stockholders are advised that such proposals must be received no later than August 10, 1997, to be included in the proxy statement or information statement to be used in connection with such meeting. Proposals should be sent to the Secretary, Advanced Medical Products Inc., 6 Woodcross Drive, Columbia, South Carolina 29212.